Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933

                       RIGHT MANAGEMENT CONSULTANTS. INC.
             (Exact name of registrant as specified in its charter)

                 Pennsylvania                     23-2153729
         (State of Incorporation)   (I.R.S. Employer Identification No.)

              1818 Market Street, Philadelphia, Pennsylvania 19103
               (Address of principal executive offices) (Zip Code)

                            1993 Stock Incentive Plan
                            (Full title of the plan)

               G. Lee Bohs, Chief Financial Officer and Treasurer
                       Right Management Consultants, Inc.
                               1818 Market Street
                        Philadelphia, Pennsylvania 19103
                     (Name and address of agent for service)

                                 (215) 988-1588
          (Telephone number, including area code, of agent for service)

                                 With a Copy to:

                           Theodore A. Young, Esquire
                       Fox, Rothschild, O'Brien & Frankel
                               2000 Market Street
                                   10th Floor
                             Philadelphia, PA 19103
                                 (215) 299-2802

                         CALCULATION OF REGISTRATION FEE

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                               Proposed          Proposed
Title of                       Maximum           Maximum
Securities       Amount        Offering          Aggregate      Amount of
to be            to be         Price             Offering       Registration
Registered       Registered    Per Share (1)     Price (1)      Fee (1)

Common Stock,     600,000        $34.75         $20,850,000     $7,189.71
$.01 par          shares
value

- --------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Registrant's Common Stock as reported by NASDAQ System on July 8, 1996.

- --------------------------------------------------------------------------------

     This registration statement is filed solely to reflect an increase of 600,000 shares of the Registrant's common stock reserved for the 1993 Stock Incentive Plan. Except as noted below, in accordance with General Instruction E to Form S-8, the contents of the registration statement no. 33-62997 filed on September 28, 1995 are incorporated herein by reference.

Item 8.   Exhibits.

     The exhibit list is amended to read in its entirety as follows:

Exhibit No.

       4 Right Management Consultants, Inc. 1993 Stock Incentive Plan, as amended and renamed - Incorporated herein by reference to Exhibit 4 to the Registrant's Form S-8 (File No. 33-62997) filed on September 28, 1995.

       5            Opinion of Fox, Rothschild, O'Brien & Frankel.

     23.1 Consent of Arthur Andersen LLP, independent certified public accountants.

     23.2           Consent of Fox, Rothschild, O'Brien & Frankel (contained in
                    Exhibit 5).

      24 Power of Attorney (included on signature page of the Registration Statement).

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on July 8, 1996.

                             RIGHT MANAGEMENT CONSULTANTS, INC.

                             By:/s/ G. Lee Bohs
                                ----------------------
                                G. Lee Bohs
                                Chief Financial Officer, Treasurer and Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. Pinola and G. Lee Bohs, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                      Title                             Date

/s/ Richard J. Pinola          Director and Chief                 July 8, 1996
- ---------------------          Executive Officer
Richard J. Pinola

/s/ G. Lee Bohs                Chief Financial Officer            July 8, 1996
- ---------------------          and Principal Accounting
G. Lee Bohs                    Officer


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

/s/ John Bourbeau              Director                           July 8, 1996
- ---------------------
John Bourbeau


/s/ Larry A. Evans             Director                           July 8, 1996
- ---------------------
Larry A. Evans


/s/ Nancy N. Geffner           Director                           July 8, 1996
- ---------------------
Nancy N. Geffner


/s/ Marti D. Smye              Director                           July 8, 1996
- ---------------------
Marti D. Smye


/s/ Raymond B. Langton         Director                           July 8, 1996
- ---------------------
Raymond B. Langton


/s/ Frank P. Louchheim         Director                           July 8, 1996
- ---------------------
Frank P. Louchheim


/s/ Rebecca Maddox             Director                           July 8, 1996
- ---------------------
Rebecca Maddox


/s/ Richard J. Pinola          Director                           July 8, 1996
- ---------------------
Richard J. Pinola


/s/ Catherine Selleck          Director                           July 8, 1996
- ---------------------
Catherine Selleck


/s/ Joseph T. Smith            Director                           July 8, 1996
- ---------------------
  Joseph T. Smith



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

                       RIGHT MANAGEMENT CONSULTANTS, INC.

                            1993 STOCK INCENTIVE PLAN

                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX



    Exhibit No.
    -----------

         5          Opinion of Fox, Rothschild, O'Brien & Frankel.

         23.1 Consent of Arthur Andersen LLP, independent certified public accountants.

         23.2       Consent of Fox, Rothschild, O'Brien & Frankel (contained in
                    Exhibit 5).

         24 Power of Attorney (included on signature page of the Registration Statement).


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